Exhibit 99.01

Bright Mountain Media Appoints Global Digital Media Executive Matt Drinkwater as Chief Executive Officer

Kip Speyer to Continue to Serve as Chairman of the Board of Directors

Boca Raton, FL, December 17, 2021 — Bright Mountain Media, Inc. (OTC Expert: BMTM), an end-to-end digital media and advertising services platform, today announced Matt Drinkwater, a respected global digital media executive, has been appointed as Chief Executive Officer, effective immediately. Kip Speyer will continue to serve as Chairman of the Company’s Board of Directors.

Matt Drinkwater is a digital executive with extensive, progressively advancing leadership experience at iconic high-tech brands including Buzzfeed, Twitter, Groupon, Yahoo, AOL and Lycos. He consistently demonstrated his agility in working across publishing, platform, format and AdTech mediums, collaborating with diverse domestic and international stakeholders. Most recently he served as Senior Vice President at BuzzFeed. Matt previously served as Head of Twitter’s Global Online Sales in Sao Paulo, Brazil. Before joining Twitter, Matt’s influential roles included Vice President at Groupon, Senior Director of Sales at Yahoo, and Regional Sales Director at AOL.

“We are privileged that Matt has accepted the position of CEO, bringing a deep understanding of digital media and an impressive track record at leading brands,” said Kip Speyer, Chairman of Bright Mountain Media. “He brings a deep understanding of operational optimization, business management, media sales, strategic partnerships and global team leadership. Matt will be instrumental in leading our end-to-end digital media and advertising services platform through the next stage of the company’s growth journey.

“It has been an honor to serve as CEO of Bright Mountain Media and I want to offer my sincere thanks to our employees whose hard work and dedication have allowed us to achieve so much. I am confident Matt is the executive best suited to guide our Company into the future and I look forward to working closely together with him to ensure a smooth transition.”

Drinkwater added, “I am thrilled to have the opportunity to lead Bright Mountain Media into its next exciting phase of growth. I believe strongly that loyal, well-defined audiences will always be sought after by advertisers, and there will be a premium rewarded for delivering these audiences at scale. We will continue to super serve the premium audiences we already reach, growing these organically and through acquisition into other high value demographics. I look forward to working with the executive team in driving growth for the company and building long-term value for our shareholders.”

About Bright Mountain Media

Bright Mountain Media, Inc. (OTC Expert: BMTM) is an end-to-end digital media and advertising services platform, efficiently connecting brands with targeted consumer demographics through the removal of middlemen in the advertising services process. The Company’s publishing division, led by Wild Sky Media, offers significant global reach through hyper-engaging content and multicultural audiences, reaching over 140 million users monthly as it tells the unique stories of our most diverse generation. The Company’s robust portfolio of websites includes Mom.com, CafeMom, LittleThings, MamásLatinas and many more. For more information, please visit www.brightmountainmedia.com.

Forward-Looking Statements for Bright Mountain Media, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes, “ and similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to successfully integrate acquisitions., and the realization of any expected benefits from such acquisitions You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Bright Mountain Media, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on May 14, 2020 and our other filings with the SEC. Bright Mountain Media, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor Contact:

MZ Group - MZ North America
949-259-4987
BMTM@mzgroup.us
www.mzgroup.us